Exhibit 10.4
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL AND FROM ATTORNEYS REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.
PROMISSORY NOTE
October 26, 2005
Two Hundred Fifty Thousand Dollars
15% NOTE
     FOR VALUE RECEIVED, U.S. HELICOPTER CORPORATION, a Delaware corporation (the “Company”) hereby promises to pay to the order of PORTFOLIO LENDERS II, LLC (the “Holder”), or its registered assigns, the principal sum of TWO HUNDRED FIFTY THOUSAND DOLLARS AND 00/100 ($250,000.00), and to pay interest from the date hereof on the outstanding principal sum at the rate of 15% per annum based on a 360-day year, such interest to accrue from the date hereof (the “Closing Date”). The Note shall bear interest at the rate of 15% per annum based on a 360-day year, which shall be paid by the Company in advance on the Closing Date. The interest paid shall be non-refundable in the event of early repayment. The principal and accrued but unpaid interest shall be paid in full as follows: (a) $150,000 shall be repaid by the Company within two business days after the closing date of an investment of at least $2 million in the Company by a potential investor currently in negotiations with the Company; and (b) all remaining sums due and payable shall be repaid by the Company on the earliest of (1) two business days after the closing date of a second investment of at least $2 million by a second potential investor currently in negotiations with the Company; (2) the date which the Company draws down its first advance under an Amended & Restated Standby Equity Distribution Agreement with Cornell Capital Partners, LP; and (3) 120 days from the Closing Date (the “Maturity Date”).
     This Note is an authorized issue of a $250,000 15% Note of the Company (the “Note”) issued pursuant to a Note Purchase Agreement dated as of October 26, 2005 between the Company and the Holder (the “Note Purchase Agreement”). The Holder of this Note is entitled to the benefits of the Note Purchase Agreement and to enforce the agreements of the Company contained therein. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Note Purchase Agreement. All payments shall be paid in lawful money of the United States of

America at the principal office of the Holder or at such other place as the Holder may designate from time to time in writing to the Company.
     1. CONVERSION RIGHTS. The principal and any and all interest payable on this Note shall be convertible, at the option of either the Holder, at any time into shares of Company Common Stock at $0.50 per share.
     2. DEFAULT. The Company shall be in default under this Note upon the occurrence of any of the following events (“Event of Default”):
     (a) Failure to make any principal or interest payment required under this Note within three days of the date such payment is due;
     (b) Any material default, breach or misrepresentation under the terms and provisions of the Note Purchase Agreement that is not cured after 30 days written notice by Holder to the Company; or
     (c) An assignment for the benefit of creditors by or the filing of a petition under bankruptcy, insolvency or debtor’s relief law, or for any readjustment of indebtedness, composition or extension by the Company, or commenced against the Company which is not discharged within sixty (60) days.
     3. REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default:
     (a) specified in clause (c) of Section 2, then the Note shall be automatically accelerated and immediately due and payable at the option of Holder, without notice or demand;
     (b) specified in clauses (a) or (b) of Section 2, then the Holder may declare the Note immediately accelerated due and payable; and
     (c) the Holder shall have all of the rights and remedies, at law and in equity, by statute or otherwise, and no remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in, equity, by statute or otherwise.
     (d) Upon the occurrence of an Event of Default, the outstanding principal under the Note shall bear interest at a rate of 20% per annum, based on a 360-day year and calculated from the date of the Event of Default.

     4. REGISTRATION RIGHTS. The Holder of this Note shall have the registration rights pertaining to the shares issuable upon conversion of this Note as described in the Note Purchase Agreement.
     5. CHANGES; PARTIES. This Note can only be changed by an agreement in writing signed by the Company and the Holder. This Note shall inure to the benefit of and be binding upon the Company and the Holder and their respective successors and assigns.
     6. WAIVER OF PRESENTMENT. The Company hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.
     7. MAXIMUM RATE OF INTEREST. It is expressly stipulated and agreed to be the intent of the Company and Holder at all times to comply with the applicable law governing the maximum rate of interest payable on or in connection with all indebtedness and transactions hereunder (or applicable United States federal law to the extent that it permits Holder to contract for, charge, take, reserve or receive a greater amount of interest). If the applicable law is ever judicially interpreted so as to render usurious any amount of money or other consideration called for hereunder, or contracted for, charged, taken, reserved or received with respect to any loan or advance hereunder, or if acceleration of the maturity of this Note or the indebtedness hereunder or if any prepayment by the Company results in the Company’s having paid any interest in excess of that permitted by law, then it is the Company’s and Holder’s express intent that all excess cash amounts theretofore collected by Holder be credited on the principal balance of this Note (or if this Note has been or would thereby be paid in full, refunded to the Company), and the provisions of this Note immediately be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder. The right to accelerate maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Holder does not intend to collect any unearned interest in the event of acceleration.
     8. NO IMPLIED WAIVER. No failure or delay on the part of Holder in exercising any right, power or privilege under this Note and no course of dealing between the Company and Holder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise of any right, power or privilege Holder would otherwise have. No notice to, or demand on, the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Holder to any other or further action in any circumstances without notice or demand.
     9. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAWS.

     IN WITNESS WHEREOF, the Company has executed this Note as of the day and year set forth above.

U.S. HELICOPTER CORPORATION
By:	/s/ John G. Murphy
John G. Murphy
Chief Executive Officer and President

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